1 2Q 2017 Earnings Call August 8, 2017 5:00pm ET

2 Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of August 8, 2017 and Hertz Global Holdings, Inc. (the “Company”) undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Second Quarter 2017 results issued on August 8, 2017, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2016 Form 10-K filed on March 6, 2017, and Second Quarter 2017 Quarterly Report on Form 10-Q filed on August 8, 2017. Copies of these filings are available from the SEC, the Hertz website or the Company’s Investor Relations Department. 2Q

3 Key Metrics and Non-GAAP Measures THE FOLLOWING KEY METRICS AND NON-GAAP MEASURES WILL BE USED IN THE PRESENTATION: Adjusted corporate EBITDA Adjusted corporate EBITDA margin Adjusted free cash flow Adjusted pre-tax income (loss) Adjusted net income (loss) Adjusted diluted earnings (loss) per share (Adjusted diluted EPS) Total RPD Total RPU Net depreciation per unit per month Vehicle utilization Transaction Days Rentable Utilization Definitions and reconciliations of key metrics and non-GAAP measures are provided in the Company’s second quarter 2017 press release issued on August 8, 2017 and in the Company’s Form 8-K filed on August 8, 2017. The calculation for Rentable Utilization is defined on page 11 of this presentation. 2Q

4 Agenda BUSINESS OVERVIEW Kathryn Marinello President & Chief Executive Officer Hertz Global Holdings, Inc. FINANCIAL RESULTS OVERVIEW Tom Kennedy Chief Financial Officer Hertz Global Holdings, Inc. 2Q

5 Continued Focus on U.S. RAC Operational Turnaround • FLEET………………. Enriched Fleet and Optimal Capacity • SERVICE…………… Significant focus on service quality and addressing customer preference through Ultimate Choice • MARKETING……….. Enhanced digital platform for Dollar/Thrifty and Hertz brands • TECHNOLOGY…….. Continued focus on upgrading technology leading to greater agility and modernization Key Investments Supporting Product Quality and Service Excellence 2017 Earnings Impacted by Investment Strategy to Drive Long-Term Growth • Approximately $300 million of expense to Adjusted Corporate EBITDA, which is a $180 million incremental increase over 2016 improvement spending • Approximately $200 million of non-vehicle capital expenditures in 2017 for technology and facility upgrades 2018 Positioned to Benefit from Early Returns 2Q

Progress on Track

2Q

FLEET

- ☑ Reduced avg. core[1] fleet by 3% YoY in 2Q:17; period-end core fleet down 5% YoY
- ☑ Rebalanced car classes to optimal mix – compact cars now 16% of total vs. 21% 2Q:16
- ☑ Cars that rental customers prefer = Cars that resale customers prefer; supports better rental and residual returns

TECHNOLOGY

- ☑ Enhanced Revenue Management modules fully deployed
- ☑ New financial Chart of Accounts system in place
- ☑ Global Rental, Reservations, Fleet Asset systems in build/testing phase – 2018 deployment

SERVICE

- ☑ New management tools and resources
- ☑ New leaders – training, recruiting, quality and customer experience
- ☑ 37 Hertz Ultimate Choice locations now open



THE ULTIMATE CHOICE IS YOURS.
CHOOSE THE CAR THAT'S RIGHT FOR YOU.
Hertz Ultimate Choice® is now available at select airport locations nationwide. So choosing the vehicle you want is easier than ever. The best part? It's available to all Hertz customers.

CURRENT LOCATIONS		
Atlanta	Houston Hobby	Philadelphia
Austin	Houston Intcntl.	Phoenix
Boston	Kansas City	Portland
Charlotte	Las Vegas	Raleigh-Durham
Chicago O'Hare	Los Angeles	San Diego
Cleveland	Miami	San Francisco
Dallas/Fort Worth	Minneapolis-St. Paul	San Jose
Denver	Nashville	Seattle-Tacoma
Detroit	Newark	St. Louis
Fort Lauderdale	New York LaGuardia	Washington Reagan

COMING JULY - SEPTEMBER		
Albany	Hartford	Ontario, CA
Albuquerque	Milwaukee	Orlando
Chicago Midway	New Orleans	Sacramento
Cincinnati	New York JFK	Washington Dulles
Dallas Love	Oakland	

MARKETING

- ☑ Digital revamp – North America Hertz website and mobile apps by YE17
- ☑ New brand agency to refresh strategy and redefine proposition
- ☑ Digital campaigns launched
- ☑ Corporate win-back program underway



Hertz
GOLD PLUS REWARDS
ELITE STATUS
HAS ITS REWARDS.

[1]Core fleet excludes the dedicated ride hailing rental fleet

NYSE: HTZ 6

7 TOM KENNEDY CHIEF FINANCIAL OFFICER Hertz Global Holdings, Inc. Quarterly Overview

8 2Q:17 Consolidated Results GAAP 2Q:17 Results 2Q:16 Results YoY Change Revenue $2,224M $2,270M (2)% Income (loss) from continuing operations before income taxes $(245)M $(35)M (600)% Net Income (loss) from continuing operations $(158)M $(28)M (464)% Diluted earnings (loss) per share from continuing operations $(1.90) $(0.33) (476)% Weighted Average Shares outstanding: Diluted 83M 85M Non-GAAP Adjusted corporate EBITDA $35M $184M (81)% Adjusted corporate EBITDA margin 2% 8% (650 bps) Adjusted pre-tax income (loss) $(82)M $55M (249)% Adjusted net income (loss) $(52)M $35M (249)% Adjusted diluted EPS $(0.63) $0.41 (254)% 2Q

9 2Q:17 U.S. RAC Revenue Performance Revenue Days Total RPD Vehicle Utilization (bps) Capacity Total RPU (2%)(2%) (5%) 0% 6% (3%) 1%1% (8%) (2%)(3%) 660 (130)(60) (2%) (1%) 2% 0% (4%)(4%) U.S. RAC (YoY quarterly results1) 1Revenue is defined as total revenue excluding ancillary retail car sales. Capacity is average fleet. Vehicle utilization is calculated as transaction days divided by capacity. Total RPU is calculated as total revenue divided by average fleet. 2Q:17 Performance Drivers (1%) (100) 3% (3%) (4%) (1%) (3%) 4% (8%) (310) • Rate • Total RPD declined 2% YoY, impacted by customer mix and weaker ancillary revenue • Volume • Volume declined 3% on tough YoY comparison as 2Q:16 benefitted from strong replacement rentals due to significant customer recall activity • Off-Airport volume declined 4% YoY • Airport volume declined 2% YoY 2Q

10 2Q:17 U.S. RAC Fleet Sales Initiative 45% 25% 30% 40% 24% 36% Auction Retail Dealer Direct 2Q:17 2Q:16 Non-Program Vehicle Disposition Channel Mix 2Q Alternative Sales Channels Support Fleet Rebalancing/Right Sizing • Sold 35% more risk vehicles 2Q:17 YoY on top of the 21% increase in 1Q:17 YoY • Used car sales through alternative channels: • 60% of mix 2Q:17 versus 55% of mix in 2Q:16 • Absolute sales through highest-return retail channel grew 30% in 2Q:17

2Q:17 U.S. RAC Vehicle Utilization

Vehicle Utilization YoY bps Inc/(Dec)



Vehicle UTE
Rentable UTE
660
380
(60)
(60)
(100)
(50)
(310)
(170)
(130)
20
Q2'16
Q3'16
Q4'16
Q1'17
Q2'17

Capacity Level Improved by Quarter End

- Total Vehicle Utilization for the quarter was down 130 bps, primarily driven by cars in resale channels (unavailable for rent)
- Rentable Utilization[1] slightly increased vs prior year, an improvement relative to the prior three quarters
- Reduced fleet capacity goals were achieved at quarter-end June 30th

[1]Rentable Utilization is calculated by dividing transaction days by available car days, excluding fleet unavailable for rent e.g.; recalled, out of service, and vehicle in onboarding and remarketing channels

NYSE: HTZ 11

12 2Q:17 U.S. RAC Monthly Depreciation Per Unit $278 $304 $321 $248 $267 $269 $303 $278 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Current Year Prior Year $353 +19% +27% +12% +14% +15% 2Q $348 • Accelerated risk car sales, to rebalance and reduce fleet • YoY transition to a richer, more preferred vehicle mix drives fleet costs higher • Outlook for FY17 core residual decline remains at 3.5% YoY • Greater volume through higher return retail sales channels and lower model year 2017 vehicle purchase prices (like for like vs. model year 2016) provide partial offset • Significant industry residual weakness continued in 2Q:17 32 38 $278 Q2’16 Q2’17 $353 13 8Wholesale/ Rebalancing/Other Richer Fleet Mix Core Residual Fleet Acquisition Cost

13 2Q:17 Worldwide Adjusted Corporate EBITDA Bridge 2Q 39 124 20 2Q’172Q’16 $184 6 $35 U.S. RAC Revenue Contribution U.S. RAC Vehicle Carrying Cost Contribution All Other 83% of 2Q:17 year-over- year adjusted corporate EBITDA decline $ in millions 2016 Adverse Public Liability and Property Damage Fleet Transformation Predicated on Optimizing Fleet Mix and Capacity

14 2Q:17 International RAC 2Q • 2Q:17 revenue increased 1%, or 4% YoY excluding foreign exchange - Transaction days increased 6% benefitting from Easter calendar shift and strong leisure performance in Europe - Total RPD declined 1% due to the continuing growth of our value brands • Vehicle utilization was 78%, 120 bps higher YoY • Monthly depreciation per unit increased 2% YoY • Direct vehicle and operating decreased by 6% YoY, 2% excluding foreign exchange • Adjusted corporate EBITDA margin improved 380 bps YoY primarily related to an unanticipated charge to insurance reserves for $20 million in 2Q:16 that did not reoccur due to actions taken to reduce risk profile

15 LIQUIDITY / BALANCE SHEET OVERVIEW TOM KENNEDY CHIEF FINANCIAL OFFICER Hertz Global Holdings, Inc.

16 Senior RCF Facility Size $1,550 Letters of Credit (791) Borrowings (750) Available under Senior RCF 9 Unrestricted Cash 1,141 Corporate Liquidity $1,150 Liquidity and Debt Overview Corporate Liquidity at June 30, 2017 • Extended maturity structure during 2Q:17 − 2nd lien bond issued in June totaling $1.25 billion with 2022 maturity − Redeemed $250 million 4.25% Notes due 2018 • Terminated $150 million of commitments under Senior RCF • $834 million of 2nd lien bond proceeds remain to repay corporate debt • Non- Vehicle debt maturities through YE 2018 limited to $11 million $ in millions

17 Corporate Debt Maturity Profile Is Well Laddered June 30, 2017 Hertz Global Non-Vehicle Debt maturity Profile1,2 1Excludes $27 million of Promissory Notes due 2028 and $9 million of capital leases. 2$791 million of letters of credit outstanding under the Senior RCF resulting in approximately $9 million of available borrowing capacity $750 $4 $7 $655 $1,250 $450 $700 $500 $500 $800 2017 2018 2019 2020 2021 2022 2023 2024 Senior RCF Term Loan Senior Second Priority Secured Notes Senior Notes $7 $7 $7 $7 $ in millions

18 First Lien Financial Maintenance Covenant Consolidated First Lien Leverage Ratio as of June 30, 2017 was 2.56x and was calculated as follows: • Unrestricted cash is capped at $500 million; cap falls away post December 31, 2017 once Gross Corporate Leverage is equal to or less than 6.0x for two consecutive quarters • Restricted ability to undertake share repurchases or pay dividends until net corporate debt leverage ratio is below 4.0x for two consecutive quarters • Other adjustments per credit agreement include derivative gains/losses, unrealized gains/losses on intercompany loan revaluation and equity method income and other one time or unusual items Our Consolidated First Lien Leverage Ratio is tested each quarter and must not exceed the thresholds outlined below: Senior RCF Facility Size $1,550M Outstanding Letters of Credit - 791 Term Loan Outstanding + 693 Unrestricted Cash - 500 First Lien Secured Net Debt 952 TTM Adjusted Corporate EBITDA1 / 372 First Lien Leverage Ratio 2.56X 1 TTM Adjusted Corporate EBITDA defined as $266M Reported LTM Adjusted Corporate EBIDTA + $106 million Other Adjustments as per Credit Agreement 2Q’17-3Q’17 4Q’17+ 3.25X 3.0X

19 TOM KENNEDY CHIEF FINANCIAL OFFICER Hertz Global Holdings, Inc. 3rd QUARTER OUTLOOK

20 3Q:17 OUTLOOK 3Q U.S. RAC Trends Encouraging • Fleet – capacity optimal, less pressure on fleet costs − Reduced number of units sold wholesale − Lower model year 2017 vehicle purchase prices (like for like vs. model year 2016) • July total RPD expected to increase approximately 3% YoY • July transaction days estimated to decrease by approximately 4% to capture higher quality revenue • August early indications suggest trends similar to July, but with only approximately 55% of reservations booked, less clear • September is expected to be seasonally weaker International RAC Stable • Recent terrorist events do not seem to have impacted European reservation trends

21 Q&A